Exhibit 99.1

Nortech Systems Reports Second Quarter Results

MINNEAPOLIS – August 8, 2024 — Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, industrial and defense markets, reported second quarter ended June 30, 2024 financial results.

2024 Q2 Highlights:

●	Net sales of $33.9 million
●	Net income of $157 thousand, or $0.06 per diluted share
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $919 thousand
●	90-day backlog of $30.1 million as of June 30, 2024

Management Commentary

“We are working closely with our customers to optimize post Covid supply chain strategies which includes continued near-shoring activities and the development of customer specific collaborations to further reduce lead times,” said Jay D. Miller, President and CEO of Nortech. “We believe that these actions will further strengthen our customer relationships which are key to our achieving our long-term strategic objectives.”

“We continue to effectively manage operating expenses while focusing on long-term growth,” Miller noted. “During the quarter we have rapidly implemented the announced optimization of our Minnesota facilities by the end of 2024. While having a short-term negative impact on our financials, we anticipate these actions will significantly improve our efficiency and reduce our cost structure by at least $1.6 million in 2025 and beyond and position Nortech for improved top and bottom-line growth.”

Summary Financial Information

The following table provides summary financial information comparing the second quarter 2024 (“Q2 2024”) financial results to the same quarter in 2023 (“Q2 2023”) as well as the six-month ended June 30, 2024 (“YTD 24”) information to the same period in 2023 (“YTD 2023”).

($ in thousands)	Q2 24	Q2 23	% Change	YTD 24	YTD 23	% Change
Net sales	$33,891	$35,021	(3.2)%	$68,106	$69,909	(2.6)%
Gross profit	$4,617	$5,474	(15.7)%	$10,065	$10,958	(8.1)%
Operating expenses	$4,273	$4,375	(2.3)%	$8,566	$8,806	(2.7)%
Net income	$157	$634	(75.2)%	$922	$1,315	(29.9)%
EBITDA	$828	$1,622	(49.0)%	$2,465	$3,180	(22.5)%
Adjusted EBITDA	$919	$1,622	(43.3)%	$2,556	$3,180	(19.6)%

Conference Call

The Company will hold a live conference call and webcast at 7:30 a.m. central time on Thursday, August 8, 2024, to discuss the Company’s 2024 second quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 394178. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/50979.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results, nearshoring, customer specific collaboration, improved efficiency, expense management, and effects of consolidation of our facilities including growth of net sales and profits. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions; (9) the Company’s ability to steadily improve manufacturing output and product quality throughout the remainder of 2024 or (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
INCOME STATEMENTS	2024	2023	2024	2023
(in thousands USD, except share and per share amounts)
Net sales	$33,891	$35,021	$68,106	$69,909
Cost of goods sold	29,274	29,547	58,041	58,951
Gross profit	4,617	5,474	10,065	10,958
Operating expenses:
Selling	909	953	1,714	1,843
General and administrative	2,982	3,105	6,152	6,370
Research and development	291	317	609	593
Restructuring charges	91	-	91	-
Total operating expenses	4,273	4,375	8,566	8,806
Income from operations	344	1,099	1,499	2,152
Other expense
Interest expense	(165)	(125)	(332)	(235)
Income before income taxes	179	974	1,167	1,917
Income tax expense	22	340	245	602
Net income	$157	$634	$922	$1,315

Net income per common share:
Basic (in dollars per share)	$0.06	$0.23	$0.34	$0.49
Weighted average number of common shares outstanding - basic (in shares)	2,760,052	2,718,066	2,751,330	2,705,121
Diluted (in dollars, per share)	$0.05	$0.22	$0.32	$0.46
Weighted average number of common shares outstanding - diluted (in shares)	2,935,671	2,870,848	2,922,113	2,887,313

Other comprehensive income (loss)
Foreign currency translation	(175)	(281)	(358)	(241)
Comprehensive income (loss), net of tax	$(18)	$353	$564	$1,074

CONDENSED BALANCE SHEET ($ in thousands)	JUNE 30, 2024	DECEMBER 31, 2023
ASSETS
Current assets:
Cash	$1,542	$960
Restricted cash	-	715
Accounts receivable, less allowances of $270 and $358, respectively	17,577	19,279
Inventories, net	22,793	21,660
Contract assets	14,957	14,481
Prepaid assets and other assets	2,292	1,698
Total current assets	59,161	58,793
Property and equipment, net	6,001	6,513
Operating lease assets, net	8,274	6,917
Deferred tax assets	2,640	2,641
Other intangible assets, net	183	263
Total assets	$76,259	$75,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of finance lease obligations	$214	$356
Current portion of operating lease obligations	1,169	1,033
Accounts payable	12,728	15,924
Accrued payroll and commissions	2,612	4,138
Customer deposits	5,453	4,068
Other accrued liabilities	1,120	1,063
Total current liabilities	23,296	26,582
Long-term liabilities:
Long-term line of credit	8,314	5,815
Long-term finance lease obligations, net of current portion	146	209
Long-term operating lease obligations, net of current portion	7,949	6,763
Other long-term liabilities	409	414
Total long-term liabilities	16,818	13,201
Total liabilities	40,114	39,783
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,747,678 and 2,740,178 shares issued and outstanding, respectively	28	27
Additional paid-in capital	17,165	16,929
Accumulated other comprehensive loss	(890)	(532)
Retained earnings	19,592	18,670
Total shareholders’ equity	36,145	35,344
Total liabilities and shareholders’ equity	$76,259	$75,127

	SIX MONTHS ENDED
CASH FLOW STATEMENTS	JUNE 30,
($ in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$922	$1,315
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	966	1,027
Compensation on stock-based awards	206	192
Change in inventory reserves	113	(53)
Change in accounts receivable allowances	(88)	(31)
Other, net	(59)	(116)
Changes in current operating assets and liabilities:
Accounts receivable	1,690	(1,580)
Employee retention credit receivable	-	2,650
Inventories	(1,288)	1,350
Contract assets	(476)	(1,620)
Prepaid expenses and other current assets	(531)	(1,042)
Accounts payable	(2,546)	586
Accrued payroll and commissions	(1,516)	(1,788)
Customer deposits	1,385	(195)
Other accrued liabilities	(236)	(414)
Net cash (used in) provided by operating activities	(1,458)	281

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	9	-
Purchases of property and equipment	(1,020)	(956)
Net cash used in investing activities	(1,011)	(956)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	68,323	65,886
Payments to line of credit	(65,809)	(65,726)
Principal payments on financing leases	(202)	(189)
Stock option exercises	31	173
Net cash provided by financing activities	2,343	144

Effect of exchange rate changes on cash	(7)	(35)

Net change in cash and cash equivalents	(133)	(566)
Cash and cash equivalents - beginning of period	1,675	2,481
Cash and cash equivalents - end of period	$1,542	$1,915

Reconciliation of cash and restricted cash reported within the condensed consolidated balance sheets:
Cash	$1,542	$781
Restricted cash	-	1,134
Total cash and restricted cash reported in the condensed consolidated statements of cash flows	$1,542	$1,915

	THREE MONTHS ENDED June 30,		SIX MONTHS ENDED June 30,
	2024	2023	2024	2023
RECONCILIATION OF NET INCOME TO EBITDA
($ in thousands)
Net Income	$157	$634	$922	$1,315
Interest	165	125	332	235
Taxes	22	340	245	602
Depreciation	444	483	886	948
Amortization	40	40	80	80
EBITDA	828	1,622	2,465	3,180
Restructuring Charges	91	-	91	-
ADJUSTED EBITDA	$919	$1,622	$2,556	$3,180

Adjustment to EBITDA in 2024 includes ($ in thousands):

●	In the second quarter of 2024, we announced the closure of our Blue Earth, Minnesota facility by the end of 2024. In connection with this action, we accrued $91 of retention bonus and other expenses in both the three and six-months ended June 30, 2024, which expense amount is not included in Adjusted EBITDA.

There were no adjustments to EBITDA in 2022 and 2023.

Adjustments to EBITDA in 2021 include ($ in thousands):

●	In the third quarter of 2021, we recognized $5,209 related to the CARES Act Employee Retention Credit (ERC) as a reduction of costs of goods sold of $4,670, selling expense of $125, and general and administrative expense of $414. Nortech received ERC cash payment in two installments, the first in December 2022 and the second in May 2023.
●	CARES Act Paycheck Protection Program (PPP) loan forgiveness gain of $6,170 recorded in the fourth quarter of 2021.
●	Restructuring expense in 2021 of $327 related to the consolidation of our printed circuit board production capabilities into our center of excellence in Mankato, Minnesota and closure of our Merrifield, Minnesota plant.
●	Gain on sale of assets in 2021 of $141 related to the closure of our Merrifield, Minnesota plant.
●	Loss on abandonment of intangible assets in 2021 of $560 related to abandonment of the Devicix tradename.

($ in millions)	Last Twelve Months (LTM) Ended in Quarter
	Q3 2021	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024
Net Sales	$105.5	$115.2	$123.8	$126.1	$132.0	$134.1	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5

Gross Profit $ - Adjusted	10.3	11.2	13.7	15.1	18.1	20.5	21.9	22.4	21.4	23.1	23.1	22.2
Gross Margin % - Adjusted	9.7%	9.7%	11.0%	12.0%	13.7%	15.3%	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%

EBITDA - Adjusted	$(0.7)	$(0.2)	$1.9	$2.5	$4.2	$5.8	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3

Contact

Andrew D. C. LaFrence
Chief Financial Officer and Senior Vice President of Finance
alafrence@nortechsys.com

952-345-2243